SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 14, 2005

THE TJX COMPANIES, INC.
(Exact name of Registrant as specified in charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Common File Number)	(I.R.S. employer identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1 LETTER AGREEMENT BERNARD CAMMARATA
EX-10.2 FORM OF PERFORMANCE-BASED DEFERRED STOCK AWARD

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 14, 2005, The TJX Companies, Inc., or TJX, entered into a Letter Agreement (the “Agreement”) with Bernard Cammarata, Chairman of the Board and interim Chief Executive Officer of TJX that amends certain provisions of the Employment Agreement dated as of June 3, 2003 between TJX and Mr. Cammarata. A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.
     Pursuant to the Agreement, Mr. Cammarata will be paid a base salary at an annual rate of $1,000,000 during the period he serves both as interim Chief Executive Officer and Chairman of the Board, effective from September 13, 2005, the date on which he assumed the additional duties of interim Chief Executive Officer. In addition, pursuant to the Agreement, Mr. Cammarata was granted a performance-based restricted stock award of 47,000 shares of TJX common stock (with vesting to be based on the performance conditions to be established for TJX’s Management Incentive Plan for the fiscal year ending in January 2007) and a performance-based deferred stock award for up to 94,000 shares of TJX common stock (with vesting to be based on the average closing price of TJX common stock over the sixty-day period immediately following the public release of financial information for TJX’s fiscal year ending in January 2007). For both stock awards, upon a change of control Mr. Cammarata would be immediately entitled to any unvested shares that had not previously been forfeited, whether or not the performance conditions had been satisfied. The form of a performance-based deferred stock award under TJX’s Stock Incentive Plan is attached as Exhibit 10.2 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(D) EXHIBITS

Exhibit Number	Title

10.1	Letter Agreement dated November 14, 2005 between The TJX Companies, Inc. and Bernard Cammarata.

10.2	Form of Performance-Based Deferred Stock Award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE TJX COMPANIES, INC.
Dated: November 17, 2005	/s/ Jeffrey G. Naylor
Jeffrey G. Naylor
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement dated November 14, 2005 between The TJX Companies, Inc. and Bernard Cammarata.

10.2	Form of Performance-Based Deferred Stock Award.